UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

CYTTA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

905 Ventura Way, Mill Valley, CA  94941

(Address of principal executive offices)

Registrant's Telephone Number, including area code: (415) 860-5192

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2009, the Company entered into a Licensing Agreement with Lifespan, Inc.  Lifespan has acquired the exclusive license, for a period of ten years unless earlier terminated under the Agreement, to manufacture, distribute and market various technologies based internet access and computing products and services.  Under the terms of the Agreement, Lifespan granted the Company the exclusive license to manufacture, sell, distribute, operate, sub-license and market these products and services in the United States.  This license grants the Company the right to use the trademarked names of “ScreenPhone,” “TaskStation,” “WebTel,” of “Lifespan.”  In exchange for the license, Lifespan will receive 6,000,000 shares of the Company’s common stock, plus a license fee equal to one half of one percent (.5%) of the net revenue derived from the sale and use of the products and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytta Corp.

Date: June 18, 2009	By:	/s/ Stephen Spalding
Stephen Spalding, President